Exhibit 10.18

First Amendment

to

Paulson Capital (Delaware) Corp.

Board of Directors Services Agreement

This First Amendment to Paulson Capital (Delaware) Corp. Board of Directors Services Agreement (this “Amendment”) is entered into as of the latest date set forth below, between Paulson Capital (Delaware) Corp., a Delaware corporation (the “Company”), and Michael Steinmetz, an individual (“Director”). All capitalized terms not otherwise defined herein shall have the meaning set forth for such term in the Agreement (as hereinafter defined).

WHEREAS, the Company and Director entered into that certain Paulson Capital (Delaware) Corp. Board of Directors Services Agreement, dated May 8, 2014 (the “Agreement”); and

WHEREAS, in accordance with this Amendment, the Company and Director have agreed to amend the Agreement to provide an exercise price for options issuable to Director under the Plan, pursuant to Section 2(c) of the Agreement, at a price equal to 100% of the Fair Market Value (as defined in the Plan) of a share of the Company’s common stock on the date of grant.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Director hereby agree as follows:

1.     Section 2(c) of the Agreement is hereby deleted and replaced in its entirety with the following paragraph:

“Options. In addition to the above-mentioned compensation, Director shall also be entitled to options to purchase up to 163,133 shares of the Company’s common stock (subject to adjustment for any reverse or forward stock split), to be issued under the Variation Biotechnologies (US), Inc. 2006 Stock Option Plan (as amended, the “Plan”), which shall vest over 48 calendar months in equal installments of 1/48 per calendar month on the last day of each month, with an exercise $0.526 (subject to adjustment for any reverse or forward stock split) per share, pursuant to a stock option award agreement to be entered into with Director pursuant to the Plan.”

2.     Except as otherwise provided in this Amendment, all of the terms, covenants and conditions of the Agreement shall remain in full force and effect.

3.     All references to the term “Agreement” in the Agreement shall be deemed to refer to the Agreement, as modified by this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representative as of the date set forth below.

THE COMPANY:
Paulson Capital (Delaware) Corp.

Date: July 25, 2014	By:	/s/ Trent Davis
	Name:	Trent Davis
	Title:	Authorized Signatory

DIRECTOR:

Date: July 25, 2014	/s/ Michael Steinmetz
Michael Steinmetz